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                                                                   EXHIBIT 10.46

                        PATENT CROSS LICENSE AGREEMENT

     PATENT CROSS LICENSE AGREEMENT ("Agreement") dated May 19, 1999 ("Effective Date") between MICRON TECHNOLOGY, INC., a Delaware corporation ("MICRON"), and PIXTECH INC., a Delaware corporation ("PIXTECH").

     WHEREAS, MICRON and PIXTECH are entering into an Acquisition Agreement pursuant to which PIXTECH will acquire certain assets of MICRON (the "Acquisition Agreement");

     WHEREAS, PIXTECH desires to acquire a non-exclusive license under certain patents of MICRON; and

     WHEREAS, MICRON desires to acquire an option to later obtain a license to certain patents owned or controlled by PIXTECH.

     ACCORDINGLY, in consideration of the premises and mutual covenants contained herein, MICRON and PIXTECH agree as follows:

Section 1. Definitions
           -----------

1.1  "FED Product" shall mean:

     (a)  a product primarily designed for producing an optical image, which:
          (i) incorporates one or more bodies of semiconductor material; (ii) includes a plurality of field emission devices or sites; and (iii) utilizes a matrix of addressable electron beam generating means to produce such optical image; and/or
     (b) any component or item which forms a part of a FED Product as defined in Section 1.1(a), above.

1.2  "MICRON Licensed Patents" shall mean:

     (a)  all patents set forth in Exhibit A;
     (b) all patents issued or issuing on the patent applications set forth in Exhibit A;
     (c) all patents which issue based upon an invention disclosure identified on Exhibit A; and
     (d) any and all patents based upon corresponding applications to any of the patents, patent applications and disclosures referenced in Section
          1.2 (a)-(c), as well as their related foreign counterparts, together with all divisionals, continuations, continuations-in-part, reissues, substitutions, renewals, confirmations, registrations, extensions or additions of or to the aforementioned patents.

     MICRON represents that the patents, patent applications and disclosures referenced in Section 1.2 (a)-(c) represent all "FED-Specific" patents, patent applications and disclosures owned by MICRON. FED-Specific means that the patent relates exclusively

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     to an FED display or component thereof, or to equipment or processes adapted exclusively for the manufacture of such displays or components; but expressly does not include all structures, processes or equipment which might conceivably be utilized in a FED display or in the manufacture of such a display. MICRON's intent is that Exhibit A identifies all patents, patent applications and invention disclosures generated as a result of work on projects at MICRON (or its former subsidiary, Micron Display Technology, Inc.) directed to the development of FED displays. To the extent that any existing patents, patent applications or invention disclosures are later discovered which were generated as a result of such work, but which are not identified on Exhibit A, MICRON will amend Exhibit A to include such missing items consistent with this intent.

1.3 "Subsidiary" of a party hereto or of a third party shall mean a corporation, company or other entity:

     (a) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled by a party hereto or such third party, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or

     (b) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is now or hereafter owned or controlled by a party hereto or such third party (regardless of whether such right to make decisions is exercised or delegated to another), but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.


Section 2. Grants of Rights
           ----------------
2.1  License to PIXTECH.  MICRON grants to PIXTECH a non-exclusive license under
     ------------------
the MICRON Licensed Patents:


     (a) to make (including the right to use any apparatus and practice any method in making), use, import, offer for sale, lease, sell and/or otherwise transfer FED Products; and
     (b) subject to the conditions set forth in Section 2.2, below, to have made by another manufacturer for the use, importation, offer for sale, lease, sale and/or other transfer directly by PIXTECH under the trademarks or tradenames of PIXTECH or its Subsidiaries.

2.2  Have-Made Rights.  The license granted in Section 2.1(b) to have FED
     ----------------
Products made by another manufacturer:

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     (a) shall only apply when the designs, specifications and working drawings for such FED Products are furnished by, and originate with, PIXTECH or a PIXTECH Subsidiary;
     (b) such designs, specifications and working drawings are sufficiently detailed that no additional designing by the manufacturer is required (other than adaptation to the production processes and standards normally used by the manufacturer, which adaptation results in no more than a negligible change in the characteristics of the FED Product).
     (c) shall not apply to any products manufactured or marketed by said other manufacturer prior to PIXTECH's furnishing of said designs, specifications or working drawings.
     (d) Unless PIXTECH informs MICRON to the contrary, PIXTECH shall be deemed to have authorized said other manufacturer to make FED Products under the license granted to PIXTECH in this section when the conditions specified in this
Section 2.2 are fulfilled.
     (e) In response to a written request from MICRON identifying a product or manufacturer, which request will be made not more often than twice per calendar year, PIXTECH shall in a timely manner inform MICRON of the quantity of product, if any, manufactured by each manufacturer pursuant to the license granted pursuant to Section 2.1(b). Data furnished by PIXTECH in response to such request will be held as confidential by MICRON and will not be disclosed except in accordance with the standards set forth in Section 5.9 herein. MICRON further agrees that such data will be used only for business purposes related to determining of breach under this Agreement and/or to determining or evaluating infringement by a third party.

2.3  Combination Products.  The provisions of this Section shall apply only to
     --------------------
the sale, lease or other transfer of FED Product components as defined in
Section 1.1 (b) herein ("FED Product Components"). No license or immunity is granted under this Agreement by MICRON, either directly or by implication, estoppel or otherwise to any third parties acquiring FED Product Components from PIXTECH for the combination of such acquired FED Product Components with other items (including items acquired from either party hereto) or for the use of such combination even if such FED Product Components have no substantial use other than as part of such a combination.

2.4  Subsidiaries.  Subject to the provisions of Section 2.5, the license
     ------------
granted in Section 2.1 shall include the right of PIXTECH to grant sublicenses only to its Subsidiaries, and shall not include the right to grant licenses or sublicenses to any third party which is not a Subsidiary of PIXTECH. No sublicense shall be broader in any respect at any time during the life of this Agreement than the license held at that time by PIXTECH.

2.5  Termination of Subsidiary Sublicense.  A sublicense granted to a PIXTECH
     ------------------------------------
Subsidiary shall terminate on the earlier of:
     (a)  the date such PIXTECH Subsidiary ceases to be a Subsidiary; or
     (b)  the date of termination or expiration of the license to PIXTECH.

2.6  Acquisition by PIXTECH.  If, after the Effective Date, PIXTECH or any of
     ----------------------
its Subsidiaries ("Acquiring Party") either acquires an entity or acquires substantially all of the

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assets from an entity, and said entity is, immediately prior to such acquisition, licensed by MICRON under one or more MICRON Licensed Patents through an existing agreement pursuant to which royalties or other payments are made by said entity to MICRON; then the license and other rights granted herein to the Acquiring Party with respect to said MICRON Licensed Patents shall apply to products manufactured by said entity or through the use of said assets, provided that such royalties or other payments shall continue to be made by PIXTECH or said entity to MICRON with respect to such products notwithstanding that PIXTECH may have been licensed for the same licensed products before the acquisition. In the event that the Acquiring Party should acquire more than one entity having such royalty-bearing license obligations to such MICRON Licensed Patents, only the first-obligated royalty payment per individual product item will be required.

2.7  License to Third Parties.  PIXTECH may propose to MICRON that MICRON
     ------------------------
license the MICRON Licensed Patents to a third Party in parallel to PIXTECH licensing such third party to patents which PIXTECH owns or has the right to license. MICRON may, at its sole discretion, and for any or no reason and/or under any desired conditions, agree or not agree to such license to such third party. In the event that MICRON agrees, in principle, to such license, PIXTECH and MICRON shall then agree to the terms of the license, including without limitation, the existence or amount of sharing of revenues from such license. MICRON is under no obligation to accept or agree to terms offered or proposed by PIXTECH or such third party.

2.8  License Option to MICRON. PIXTECH, on behalf of itself and its
     ------------------------
Subsidiaries, hereby grants to MICRON, effective as of the third anniversary of this Agreement and continuing for the term of this Agreement, the option to obtain, at MICRON's sole discretion, a non-exclusive license to MICRON and its Subsidiaries under: (a) all patents and technology owned by PIXTECH, either directly or through a Subsidiary, relating to FED Products or to the manufacture of FED Products; and/or (b) all patents and technology relating to FED Products or to the manufacture of FED Products, to the extent that such patents and technology are licensable by PIXTECH, either directly or through a Subsidiary, as of the date MICRON elects to exercise such option. Such license(s) shall include the rights:

     (a) to make (including the right to use any apparatus and practice any method in making), use, import, offer for sale, lease, sell and/or otherwise transfer FED Products; and

     (b) to have FED Products made by another manufacturer for the use, importation, offer for sale, lease, sale and/or other transfer directly by MICRON.

The terms and conditions of such MICRON License Agreement shall be set forth in a definitive written agreement to be negotiated in good faith by the parties following MICRON's written exercise of such option and shall be subject to and consistent with the terms and conditions of all licensing agreements of PIXTECH existing and operable as of the date of such exercise; provided, however, that:
     (i) any such license(s) under the aforementioned patents and technology owned by PIXTECH or a Subsidiary shall be on terms and conditions, including royalty rates, which, when considered as a whole, are no less favorable than those of any other

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     licensing agreement of PIXTECH of similar scope, territory and duration that is existing and operable as of the date of such exercise;
     (ii) any such license(s) under the aforementioned patents and technology licensable by PIXTECH or its Subsidiaries shall be on terms and conditions, including royalty rates, which, when considered as a whole, are as favorable as PIXTECH or its Subsidiaries may reasonably grant without incurring any financial penalty or similar liability under its licensing agreement with Motorola, Inc. (as amended and effective as of the Effective Date of this Agreement); and
     (iii) the license to PIXTECH under the MICRON Licensed Patents granted herein under Section 2.1 shall be considered in determining the scope, territory and duration, and the relative favorability of the terms, of any such existing and operable licensing agreements of PIXTECH, on the one hand, and the definitive agreement to be negotiated with MICRON following exercise of its option hereunder, on the other.

2.9 Release of MICRON.  PIXTECH, on behalf of itself and its Subsidiaries,
    -----------------
hereby releases MICRON and its Subsidiaries from all claims, demands and rights of action which PIXTECH or its Subsidiaries may have on account of any infringement or alleged infringement of any patent which PIXTECH owns or has the right to enforce, based upon acts of MICRON or any of its Subsidiaries prior to the Effective Date of this Agreement.

2.10  Release of PIXTECH.  MICRON, on behalf of itself and its Subsidiaries,
      ------------------
hereby releases PIXTECH and its Subsidiaries from all claims, demands and rights of action which MICRON or its Subsidiaries may have on account of any infringement or alleged infringement of any patent which MICRON owns or has the right to enforce, based upon acts of PIXTECH or any of its Subsidiaries prior to
the Effective Date of this Agreement.   MICRON, on behalf of itself and its
Subsidiaries, further hereby releases Unipac Optoelectronics Corporation, No. 3, Industry E. Road III, Science-Based Industrial Park, Hsin-Chu City, Taiwan ("UNIPAC")from all claims, demands and rights of action which MICRON or its Subsidiaries may have on account of any infringement or alleged infringement of any patent which MICRON owns or has the right to enforce, based upon acts of UNIPAC in manufacturing, using or selling FED Products prior to the Effective Date of this Agreement.

2.11 MICRON Conditional Covenant Not to Sue on Non-Licensed Patents. To the
     --------------------------------------------------------------
extent that MICRON, within the calendar year prior to the Effective Date of this Agreement, utilized processes, recipes, chemistries and fabrication procedures to manufacture FED Products utilizing a rectangular glass baseplate substrate, which processes, recipes, chemistries and fabrication procedures fall within the scope of one or more patents owned by MICRON but not a MICRON Licensed Patent; MICRON agrees to not initiate any suit or action against PIXTECH, its Subsidiaries or UNIPAC for infringement of such patent(s) (regardless of the date of issuance of such patent(s)) based upon the use of such processes, recipes, chemistries or fabrication procedures to manufacture FED Products during the term of the license granted herein. This covenant not to sue is personal to PIXTECH, its Subsidiaries and UNIPAC, and shall not benefit

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any other persons or entities, including any successors in interest to PIXTECH, its Subsidiaries, UNIPAC or any trustee in bankruptcy, receiver or other successor of such entities.


Section 3. Term of Agreement; Acquisition of PIXTECH
           -----------------------------------------

3.1   Term.  The term of the licenses and rights granted under this Agreement
      ----
shall commence on the Effective Date and expire on the 10th anniversary of such date in May, 2009, without regard to the duration of the MICRON Licensed Patents, and unless earlier terminated under the provisions of this Agreement.

3.2  Early Termination.  MICRON shall have the right to terminate the license
     -----------------
and any other rights granted to PIXTECH granted under this Agreement if PIXTECH fails at any time to make the payment required under this Agreement or the Acquisition Agreement between the parties, or is otherwise in material breach of its obligations under this Agreement or the Acquisition Agreement, and if PIXTECH does not cure such failure (including the payment of any interest) within thirty (30) days after written notice from MICRON to PIXTECH specifying the nature of such failure.

3.3  Termination on Change in Control or Ownership.  In the event that:
     ---------------------------------------------
     (a) more than 50% of PIXTECH's outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) become owned or controlled, directly or indirectly, by a third party (Change in Control"); or
     (b) there is a sale of substantially all of the assets of PIXTECH ("Asset Sale");
then, in the absence of the advance consent of MICRON, which consent will not unreasonably be withheld, all rights and licenses granted by MICRON herein shall immediately terminate upon such Change in Control or such Asset Sale. In no event shall any right or license be transferred or transferable which will inure to the benefit of any trustee in bankruptcy or receiver.

     Except, however, that the above termination provision shall not apply where the Change in Control results from stock price changes affecting outstanding shares of convertible securities held by a third party owning at least 20% of the outstanding shares of PIXTECH as of the Effective Date of this Agreement.

3.4  Negotiations for Future License.  Within one year prior to the expiration
     -------------------------------
of the full term of the license granted herein, MICRON agrees to enter into negotiations in good faith with PIXTECH for a new license to the MICRON Licensed Patents. The agreement in this section is personal to PIXTECH, and shall not benefit any successors in interest; and shall apply only to the extent that PIXTECH is not in breach or default of any obligations under this Agreement or the Acquisition Agreement.

Section 4. Notice
           ------

       Notices and other communications shall be sent by facsimile or by registered or certified mail to the following addresses and shall be effective upon mailing:

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For MICRON:                             For PIXTECH:

Micron Technology, Inc                  Pixtech, Inc.
Attn: General Counsel/                  Attn: Dieter Mezger
Intellectual Property Counsel           President and CEO
8000 South Federal Way                  Avenue Olivier Perroy
Boise, Idaho 83707-0006                 Zone Industrial De Rousset
Telephone: (208) 368-4000               Rousset 13790 France
Facsimile:   (208) 368-4537             Telephone: 011-33-4-42-29-10-00
                                        Facsimile: 011-33-4-42-29-05-09

                                        With a Copy To:
                                        Palmer & Dodge, LLP
                                        Attn: Michael Lytton, Esq.
                                        One Beacon Street
                                        Boston, Massachussets
                                        Telephone: 617-573-0100
                                        Facsimile: 617-227-4420

Section 5. Miscellaneous
           -------------

5.1  No Assignment.  Except as expressly provided in Sections 2.4 and 3.3
     -------------
herein, PIXTECH may not assign or otherwise transfer any rights under the license granted herein, and may not otherwise assign or transfer any rights under any of the MICRON Licensed Patents or any other patent(s) owned by MICRON. Any assignment or grant in violation of this Section 5.1 shall be void. Subject to the foregoing limitation and the limitations of Section 3.3, this Agreement shall bind and benefit the parties hereto and their successors.

5.2  No Promotion.  Neither party shall use or refer to this Agreement or any of
     ------------
its provisions in any promotional activity, except that a party may disclose the existence of this Agreement, and that "PIXTECH has a license under MICRON's FED patents".


5.3  Other Rights. Nothing contained in this Agreement shall be construed as
     ------------
conferring any rights by implication, estoppel or otherwise, to PIXTECH under
(a) any MICRON-owned non-patent intellectual property right, or (b) except as expressly provided in Section 2.11 herein, under any MICRON-owned patents or patent applications, other than the MICRON Licensed Patents. Neither party is required hereunder to furnish or disclose to the other party any technical or other information (including without limitation, copies of MICRON Licensed Patents) except as specifically provided herein.

5.4  Infringement.  PIXTECH may notify MICRON of any infringement or suspected
     ------------
infringement by any third party of any of the MICRON Licensed Patents. MICRON shall not, however, have any obligation to institute any action or suit against any third party for infringement of any of the MICRON Licensed Patents or to defend any action or suit brought by a third party which challenges or concerns the validity of any of the MICRON Licensed Patents.

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PIXTECH shall not have any right to institute any action or suit against third parties for infringement of, or to defend the validity of, any of the MICRON Licensed Patents. MICRON is not required to file any patent application, or to secure any patent or patent rights, or to maintain any patent in force.

5.5  Amendments.  This Agreement shall not be binding upon the parties until it
     ----------
has been signed hereinbelow by or on behalf of each party. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed as aforesaid, except that either party may amend its address in Section 4 by written notice to the other party.

5.6  Unenforceable Provisions.  If any section of this Agreement is held to be
     ------------------------
invalid, illegal or unenforceable, such provision shall be enforced to the maximum extent permitted by law and the parties fundamental intentions hereunder, and the remaining provisions shall not be affected.

5.7  Governing Law.  This Agreement shall be construed, and the legal relations
     -------------
between the parties hereto shall be determined, in accordance with the law of the State of Delaware, USA, without regard to its conflict of law rules.

5.8  Section Headings.  The headings of sections are inserted for convenience of
     ----------------
reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

5.9  Disclosure of Agreement.  Except as expressly provided in Section 5.2, each
     -----------------------
party agrees not to disclose the terms, conditions or scope of this Agreement to any third party (other than its Subsidiaries) without the prior written consent of the other party. This obligation is subject to the following exceptions:

     (a) disclosure is permissible if required by government or court order, provided the party required to disclose first gives the other prior written notice to enable it to seek a protective order;

     (b)  disclosure is permissible if otherwise required by law;

     (c) disclosure is permissible if required to enforce rights under this Agreement;

     (d)  each party may use similar terms and conditions in other agreements;
and

     (e) each party may disclose this Agreement or its contents to the extent reasonably necessary, on a confidential basis, to its accountants, attorneys, financial advisors, its present or future providers of venture capital and/or potential investors in or acquirers of such party.

    The nondisclosure obligation shall be satisfied by a party if it treats this Agreement in the same manner as it treats its other similar contracts.

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5.10  Execution.  This Agreement may be signed in one or more counterparts, each
      ---------
of which shall be deemed to be an original and all of which when taken together shall constitute the same agreement.

      This Agreement and its exhibits embody the entire understanding of the parties with respect to the matters addressed herein, and replaces any prior oral or written communications between the parties.


Agreed to:                                 Agreed to:
Micron Technology, Inc.                    Pixtech, Inc.



By:  /s/ W.G. Stover, Jr.                  By:  /s/ Dieter Mezger
     --------------------                       -----------------
Name:_____________________                 Name:______________________
Title:____________________                 Title:_____________________
Date:_____________________                 Date: _____________________

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                                   Exhibit A

                            MICRON Licensed Patents



[    ]*



*Confidential treatment has been requested for this portion and has been filed with the Commission.

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